EXHIBIT 99.1

        Gene Logic Acquires Technology Program From Millennium
                           Pharmaceuticals;
       Launches Business to Identify New Indications for Drugs;
           Millennium Becomes First Customer for New Service

    GAITHERSBURG, Md.--(BUSINESS WIRE)--July 23, 2004--Expanding on its mission to be the most innovative drug development partner for the pharmaceutical industry, Gene Logic Inc. (NASDAQ:GLGC) announced today it has acquired a technology program along with an associated research team from Millennium Pharmaceuticals, Inc. (NASDAQ:MLNM). Gene Logic will combine these technologies with its core information and preclinical capabilities to build a new drug development service to identify new therapeutic indications for clients' drugs. As part of the transaction, Gene Logic will work to identify new therapeutic indications for Millennium's MLN4760 in exchange for fees, milestone and royalty payments. If Gene Logic's efforts are successful, the compound would reenter the Millennium drug development pipeline and Gene Logic would receive milestone and royalty payments. Gene Logic anticipates entering similar relationships with other pharmaceutical and biotechnology partners.
    Under the agreement, Millennium will transfer to Gene Logic proprietary technologies, including in vivo compound imaging, in vitro pathway screening, predictive and genetic ADME capabilities and metabolomics technologies for use in preclinical and clinical drug development. The initial core team of researchers, transferring from Millennium, will consist of key developers of these technologies and will be led by Louis Tartaglia, Ph.D., formerly Vice President of New Ventures and Vice President, Metabolic Diseases, at Millennium. Under Dr. Tartaglia, the new team, based in Cambridge, Massachusetts, will develop and launch the new drug development service to:

    -- prioritize and identify indications for compounds entering preclinical development;
    -- identify alternative uses for compounds that have stalled in clinical development; and
    --  expand indications for currently marketed drugs.

    Millennium will become Gene Logic's first customer for the new business, entering into an agreement by which Gene Logic will use the new technologies to evaluate a compound, MLN4760 that was previously under development for obesity. Further, Gene Logic has acquired the MC-4 antagonist therapeutic program from Millennium, which Gene Logic expects to out-license following further preclinical and therapeutic indication expansion efforts. The two companies have also agreed to establish a collaborative effort around further development of certain of the transferred technologies.
    Mark D. Gessler, chairman and CEO of Gene Logic, stated, "This transaction underscores our commitment to move our capabilities further into clinical development and should enable Gene Logic to participate in the long-term success of our customers through milestone and royalty-based partnerships. Over time, these new capabilities will add to the Company's revenue stream."
    Consideration paid by Gene Logic includes: (i) $3.5 million payable in cash or stock, at Gene Logic's election, to Millennium in 2006; (ii) $1 million in cash and stock to certain employees who are leaving Millennium and joining Gene Logic; and (iii) grant-back licenses to certain technologies acquired from Millennium. In addition, Millennium will receive a license to use Gene Logic's ToxExpress(R) database for three years, valued by Gene Logic at $4.5 million. Gene Logic also will spend at least $8.5 million over the next 18 months to develop and commercialize these new capabilities.
    According to Peter Smith, Ph.D., senior vice president, drug safety and disposition at Millennium, "We are excited that Gene Logic will be able to capitalize on these advanced research capabilities created at Millennium. We believe Gene Logic's commitment to innovation and its success in developing genomic-based research tools make it the best company to continue to work with us to maximize the value of these technologies. We look forward to working with Gene Logic in the application of these technologies to MLN4760, and in the further development of this platform."
    Dr. Tartaglia commented, "Many of the better known drugs were first examined for one possible use and yet subsequently had their greatest therapeutic potential discovered in other unanticipated indications. Examples include Viagra (erectile dysfunction), Hytrin (benign prostatic hyperplasia), and Evista (osteoporosis). Furthermore, nearly 90 percent of marketed drugs find important new clinical indications following approval. Our underlying premise is that in a similar way, many compounds currently in pharmaceutical pipelines may have important, unexplored alternative uses. Over the past eighteen months, we have been developing a systematic approach to rapidly and cost-effectively identify new market uses for compounds. The new Gene Logic business unit has been established to develop and commercialize these efforts."
    Gessler continued, "This transaction enables us to develop a new platform to address the toughest drug development problems of our pharmaceutical customers. By combining pharmacologic imaging technologies and other downstream capabilities with genomics information and clinical research services, we are now uniquely positioned to help our customers establish new ways to develop drugs. We will help customers select compounds to bring forward into clinical development, identify new indications for approved drugs and find alternative uses for compounds experiencing difficulty in clinical development. We believe this combination addresses a critical need among biotechnology and pharmaceutical companies today and represents an additional opportunity for us to create greater value for customers and shareholders."

    Conference Call and Webcast

    Gene Logic will host a conference call and webcast to discuss this transaction, in conjunction with the Company's previously announced Second Quarter 2004 financial results, this morning Friday, July 23, at 9:00 am EDT.

    Conference Call Details:

Dial-In:        800/901-5231 Domestic
                617/786-2961 International

Replay Dial-In: 888/286-8010 Domestic
                617/801-6888 International
                Passcode: 46018819

Webcast: Please go to www.genelogic.com, Investors, within 15 minutes prior to the call and select the webcast link.

    The conference call replay will be available until 5:00 p.m. EDT on Friday, August 6, 2004. The webcast will be archived on Gene
Logic's website for 90 days.

    Gene Logic Overview

    Gene Logic's mission is to be the most innovative drug development partner for pharmaceutical and biotechnology companies. Gene Logic puts its technologies, talent and methodologies to work on behalf of its partners to enable them to make more informed, more reliable and more predictive decisions at each point in the highly complex and costly drug development process.

    Safe Harbor Statement

    This news release contains "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of words such as "intend," "will," "anticipate," "believe," "expect," "plan," "enable," "designed," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements involve significant risks and uncertainties, including those discussed below and others that can be found in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Gene Logic is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
    No forward-looking statement can be guaranteed and actual results may differ materially from those we project. As a result of the transactions described in this news release, Gene Logic's results may be affected by the possibility that:

   i)    the acquisition may involve unexpected costs;

   ii) the development of these new technologies and/or new development services may not be successfully completed;

   iii) problems may arise in combining the acquired technologies and assets with our core genomic information services and otherwise successfully integrating the Horizon capabilities and research team into Gene Logic;

   iv) the development of these technologies and expansion of our services, even if successfully completed, may not successfully address the needs and problems of our customers;

   v) the new services we intend to provide may not produce the royalty payments and revenue streams we anticipate;

   vi) funding we commit to the development and commercialization of these technologies may exceed the eventual revenues, if any, and other financial benefits resulting from such efforts;

   vii) Millennium could use its retained rights under certain circumstances to compete with us;

   viii) existing pharmaceutical and biotechnology customers may be concerned about the possibility that we could develop our own drugs;

   ix) we may be unable to establish collaborations with pharmaceutical and biotechnology companies for these new services on terms acceptable to us and them and on a timely basis, if at all;

   x) we may be unable to attract and retain necessary people to develop these new technologies; and other risks that are more general in nature and are described in Gene Logic's
         Securities and Exchange Commission (SEC) filings may arise.

    CONTACT: Gene Logic Inc.
             Investors/Media
             Robert G. Burrows, 301-987-1824
             rburrows@genelogic.com